Exhibit 99.1

NEWS For Immediate Release

Editorial Contact: Erin Jones
949-754-8032
erin.jones@quest.com

Investor Contact: Scott Davidson
949-754-8659
scott.davidson@quest.com

QUEST SOFTWARE REPORTS RECORD REVENUE AND EARNINGS

FOR FOURTH QUARTER AND FISCAL YEAR 2004

Fourth Quarter Revenue Grows 33% Year-over-Year;

Company Posts $389 Million In Revenue for Fiscal 2004

IRVINE, Calif., February 2, 2005 – Quest Software, Inc. (Nasdaq: QSFT), a leading provider of application, database and Windows management solutions, today reported record financial results for the fourth quarter and fiscal year ended December 31, 2004. Total revenues increased 33% year-over-year to $118.1 million in the fourth quarter of 2004 compared to last year’s fourth quarter revenue of $89.0 million. Total revenues increased 28% to $389.5 million in fiscal 2004 compared to total revenues of $304.3 million in fiscal 2003.

GAAP Results

Quest Software’s GAAP net income for the fourth quarter was $13.3 million, or $0.13 per diluted share. GAAP operating margins were 11.2% in the fourth quarter, resulting in GAAP operating income of $13.3 million. Net income for the full year ended December 31, 2004 was $47.2 million or $0.48 per diluted share versus net income of $21.5 million or $0.23 per diluted share for the comparable period in 2003. Operating income for fiscal 2004 was $63.6 million, a 145% increase over the same period in 2003. GAAP results for the fourth quarter include charges of $11.0 million for a loss contingency reserve related to our Computer Associates intellectual property litigation. In the second quarter we had a charge for the same matter of $5.0 million bringing the total charges for the year to $16.0 million. Quest Software generated cash flow from operations of $38.0 million in the December 2004 quarter.

Non-GAAP Results

On a pro forma basis, net income for the fourth quarter 2004 was $22.8 million or $0.23 per diluted share. Pro forma operating margins were 24.1% for the fourth quarter resulting in pro-forma

Quest Reports Fourth Quarter and Fiscal Year 2004 Results – page 2 of 9 operating income of $28.4 million. Pro forma net income for fiscal 2004 was $52.9 million, a 67% increase over the prior year and resulting in $0.54 per diluted share. Pro forma operating income for fiscal 2004 was $72.6 million, an 89% increase over fiscal 2003.

A reconciliation of pro forma and as reported financial results is included with this press release.

“Our strong performance during Q4 and 2004 in total reflects solid execution by the members of our team across all aspects of our business,” said Vinny Smith, chairman and chief executive officer, Quest Software. “Of particular note is the strength of our 2004 license growth which demonstrates the core value of our products and our customer’s willingness to select Quest as a strategic partner to manage their key infrastructure needs. We believe that we are entering 2005 with positive momentum in our markets and we remain enthusiastic in our ability to capitalize on the investments that we made in our people, products and infrastructure during 2004.”

Quest Software management utilizes non-GAAP financial measures in the presentation of the Company’s results to provide a consistent understanding of its historical operating performance and comparisons with peer companies. Management believes that pro forma reporting provides a more accurate representation of the Company’s on-going economic performance and therefore uses pro forma reporting internally to evaluate and manage the Company’s operations. Management believes that these measures provide useful information because they exclude certain items including amortization of acquisition-related intangible assets, other compensation expenses associated with stock options, litigation-related loss contingency reserves and impacts of other events, which might otherwise obscure the results of operations of our core business when compared to our historical performance or competitors or are not necessarily relevant to understanding the operating activities within the Company’s business.

2004 Milestones

In addition to solid 2004 financial performance, Quest Software has also achieved the following milestones:

•	Successfully integrated the people and products of Aelita Software. As a result of this acquisition, Quest Software has broadened its footprint in the Microsoft infrastructure management marketplace and diversified its multi-platform revenue stream.

•	Won Microsoft’s Global ISV Partner of the year Award for 2004.

•	Delivered new releases of major products across all solution areas including: Quest Central® for Oracle 5.0; Quest Central® for SQL Server 5.0; SharePlex® 5.0; Stat® ACM 5.0; PerformaSure™ 3.0; Quest MessageStats™ 5.0; InTrust® 8.0; and new products Quest Group Policy Manager™ 1.0, and Quest Archive Manager™ for Exchange 1.0.

Quest Reports Fourth Quarter and Fiscal Year 2004 Results – page 3 of 9

•	Integrated the acquired assets of LECCO Technology, Inc. enabling Quest to broaden its SQL tuning and optimization product line.

•	Effectively sold the Vista Plus Suite of products and its related assets to Open Text Corporation enabling the company to increase its focus on its core application, database and infrastructure management markets.

•	Obtained significant industry analyst endorsements, including No. 1 positioning in Application Management software, Windows Server Management software and Distributed Data Management Facilities software by three leading industry analyst firms.

Financial Outlook

These statements do not include the potential impact of expensing stock options under the Financial Accounting Standards Board’s Statement 123R (FAS 123R), which will become effective for fiscal quarters after June 15, 20051.

Quest Software management offers the following guidance for the first quarter ending March 31, 2005:

•	Revenue is expected to be in the range of $95.0 million to $100.0 million;

•	GAAP diluted earnings per share is expected to be in the range of $0.06 to $0.10 per share;

•	Pro forma diluted earnings per share is expected to be in the range of $0.09 to $0.13 per share. The pro forma guidance excludes approximately $3.4 million of amortization of acquisition related intangible assets and $755,000 of other compensation charges related to stock options.

For the full year ending December 31, 2005, Quest Software management offers the following guidance:

•	Annual revenue is expected to be in the range of $435.0 million to $450.0 million;

•	GAAP diluted earnings per share is expected to be in the range of $0.47 to $0.52 per share;

•	Pro forma diluted earnings per share is expected to be in the range of $0.57 to $0.62. The pro-forma guidance excludes approximately $13.1 million of amortization of acquisition related intangible assets and $2.4 million of other compensation charges related to stock options.

Other Corporate Matters

In the course of its 2004 audit Deloitte & Touche, our independent auditors, informed Quest and our Audit Committee of deficiencies in Quest’s internal controls over financial reporting that arose in the course of the audit relating to staffing and procedures in our internal tax department. The company has determined that the deficiencies will likely be classified as a “material weakness” under Section 404 of SOX and PCAOB Accounting Standard No. 2. Specifically, the company’s controls failed to prevent or detect errors in certain tax calculations that resulted in adjustments reflected in our 2004 annual financial statements. The errors resulting from the deficiencies were corrected prior to completion of the audit, and the reported year-end financial results that we are releasing today reflect these corrections.

We have performed detailed analyses and reconciliations of the income tax accounts and, based thereon, believe that the 2004 income tax provision is appropriate. We are taking steps to remedy the deficiencies, primarily by engaging external tax advisors to assist in the preparation and review of our income tax calculations.

Quest Reports Fourth Quarter and Fiscal Year 2004 Results – page 4 of 9

Concerning our class action securities litigation, we are pleased to announce that, after the Court granted two consecutive motions to dismiss plaintiff’s class action complaints, the lead plaintiff agreed to dismiss the case, with prejudice. The lead plaintiff filed a stipulation and proposed order dismissing the case with prejudice, which the Judge signed on January 18, 2005.

Fourth Quarter 2004 Conference Call Information

Quest Software will host a conference call today, Wednesday, February 2, 2005 at 2:00 p.m. Pacific Time, to discuss its results. A simultaneous Web cast of the conference call will be available on Quest Software’s Web site in the Investors – IR Events section at www.quest.com. A Web cast replay will be available on the same Web site through February 2, 2006. An audio replay of the call will also be available through February 16, 2005 by dialing (888) 203-1112 (from the U.S. or Canada) or (719) 457-0820 (outside the U.S. and Canada), using confirmation code: 234311.

About Quest Software, Inc.

Quest Software, Inc. delivers innovative products that help organizations get more performance and productivity from their applications, databases and infrastructure. Through a deep expertise in IT operations and a continued focus on what works best, Quest helps more than 18,000 customers worldwide meet higher expectations for enterprise IT. Quest Software, headquartered in Irvine, Calif., can be found in offices around the globe and at www.quest.com.

Quest and Quest Software are registered trademarks of Quest Software, Inc. The Quest Software logo and all other Quest Software product or service names and slogans are registered trademarks or trademarks of Quest Software, Inc. All other trademarks and registered trademarks are property of their respective owners.

[1]	As a result of excluding stock option expense, diluted earnings per share presented in our Financial Outlook for fiscal year ending December 31, 2005, may constitute a non-GAAP financial measure. Quest is unable to provide a quantitative reconciliation of such forward-looking measures to GAAP because Quest is currently in the process of assessing the potential impact of FAS 123R and, therefore, the amount of stock option expense is unknown at this time.

Forward Looking Statements

This release and the matters to be discussed on the conference call may include predictions, estimates and other information that might be considered forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, including: the impact of further adverse changes in general economic conditions on our customers; further reductions or delays in information technology spending; variations in the size and timing of customer orders; the outcome of pending or future litigation (including pending litigation involving our Quest Central for DB2 products and resulting disruption to our business); competitive products and pricing; rapid technological change; risks associated with the development and market acceptance of new products; disruptions caused by acquisitions of companies and/or technologies; fluctuating currency exchange rates and other risks associated with international operations; and the need to attract and retain qualified employees. For a discussion of these and other related risks, please refer to our recent SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2003 and form 10Q for the period ended September 30, 2004. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

# # #

Quest Reports Fourth Quarter and Fiscal Year 2004 Results – page 5 of 9

QUEST SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Revenues:
Licenses	$73,269	$54,250	$225,032	$179,560
Services	44,781	34,740	164,431	124,728

Total revenues	118,050	88,990	389,463	304,288
Cost of revenues:
Licenses	1,123	1,214	3,958	4,312
Services	7,907	5,560	29,646	21,365
Amortization of purchased technology	2,126	1,284	8,107	7,675

Total cost of revenues	11,156	8,058	41,711	33,352

Gross profit	106,894	80,932	347,752	270,936
Operating expenses:
Sales and marketing	50,510	38,003	170,702	144,460
Research and development	19,924	16,859	78,305	67,448
General and administrative	10,833	8,371	36,493	29,656
Amortization of other purchased intangible assets	1,351	747	5,212	3,390
In-process research and development	—	—	6,980	—
Litigation loss provision	11,000	—	16,000	—

Total operating expenses	93,618	63,980	313,692	244,954
Gain on sale of Vista Plus product suite	—	—	29,574	—

Income from operations	13,276	16,952	63,634	25,982
Other income, net	6,093	481	8,976	7,637

Income before income tax provision	19,369	17,433	72,610	33,619
Income tax provision	6,106	5,955	25,390	12,103

Net income	$13,263	$11,478	$47,220	$21,516

Net income per share:
Basic	$0.14	$0.12	$0.50	$0.23

Diluted	$0.13	$0.12	$0.48	$0.23

Weighted average shares:
Basic	95,557	93,096	94,622	92,081
Diluted	99,635	96,480	98,158	94,231

Quest Reports Fourth Quarter and Fiscal Year 2004 Results – page 6 of 9

QUEST SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

		Three Months Ended December 31, 2004				Twelve Months Ended December 31, 2004
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Licenses	$73,269			$73,269	$225,032			$225,032
Services	44,781			44,781	164,431			164,431

Total revenues	118,050			118,050	389,463			389,463
Cost of revenues:
Licenses	1,123			1,123	3,958			3,958
Services	7,907	(45	)(1)	7,862	29,646	(190	)(1)	29,456
Amortization of purchased technology	2,126	(2,126)		—	8,107	(8,107)		—

Total cost of revenues	11,156			8,985	41,711			33,414

Gross profit	106,894			109,065	347,752			356,049
Operating expenses:
Sales and marketing	50,510	(379	)(1)	50,131	170,702	(1,409	)(1)	169,293
Research and development	19,924	(219	)(1)	19,705	78,305	(569	)(1)	77,736
General and administrative	10,833	(19	)(1)	10,814	36,493	(40	)(1)	36,453
Amortization of other purchased intangible assets	1,351	(1,351)		—	5,212	(5,212)		—
In-process research and development	—	—		—	6,980	(6,980	)(3)	—
Litigation loss provision	11,000	(11,000	)(4)	—	16,000	(16,000	)(4)	—

Total operating expenses	93,618			80,650	313,692			283,482
Gain on sale of Vista Plus product suite	—	—		—	29,574	(29,574)		—

Income from operations	13,276			28,415	63,634			72,567
Other income, net	6,093			6,093	8,976			8,976

Income before income tax provision	19,369			34,508	72,610			81,543
Income tax provision	6,106	5,600	(2)	11,706	25,390	3,248	(2)	28,638

Net income	$13,263			$22,802	$47,220			$52,905

Net income per share:
Basic	$0.14			$0.24	$0.50			$0.56

Diluted	$0.13			$0.23	$0.48			$0.54

Weighted average shares:
Basic	95,557			95,557	94,622			94,622
Diluted	99,635			99,635	98,158			98,158

(1)	Represents stock based compensation and payroll taxes attributed to stock option exercises.
(2)	Represents the tax effect of adjustments.
(3)	Represents one-time charges to write off in-process research and development assumed with our acquisition of Aelita Software in March 2004 and Lecco Technology in April 2004.
(4)	Represents a special charge for a loss contingency reserve related to our Computer Associates intellectual property litigation.

Quest Reports Fourth Quarter and Fiscal Year 2004 Results – page 7 of 9

QUEST SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

		Three Months Ended December 31, 2003				Twelve Months Ended December 31, 2003
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Licenses	$54,250			$54,250	$179,560			$179,560
Services	34,740			34,740	124,728			124,728

Total revenues	88,990			88,990	304,288			304,288
Cost of revenues:
Licenses	1,214			1,214	4,312	(2	)(4)	4,310
Services	5,560	(13	)(1)	5,547	21,365	(71	)(4)	21,294
Amortization of purchased technology	1,284	(1,284)		—	7,675	(7,675)		—

Total cost of revenues	8,058			6,761	33,352			25,604

Gross profit	80,932			82,229	270,936			278,684
Operating expenses:
Sales and marketing	38,003	(81	)(1)	37,922	144,460	(744	)(4)	143,716
Research and development	16,859	(68	)(1)	16,791	67,448	(509	)(4)	66,939
General and administrative	8,371	(16	)(1)	8,355	29,656	(100	)(4)	29,556
Amortization of other purchased intangible assets	747	(747)		—	3,390	(3,390)		—

Total operating expenses	63,980			63,068	244,954			240,211

Income from operations	16,952			19,161	25,982			38,473
Other income, net	481	3,495	(2)	3,976	7,637	3,397	(2)(5)	11,034

Income before income tax provision	17,433			23,137	33,619			49,507
Income tax provision	5,955	1,847	(3)	7,802	12,103	5,720	(3)	17,823

Net income	$11,478			$15,335	$21,516			$31,684

Net income per share:
Basic	$0.12			$0.16	$0.23			$0.34

Diluted	$0.12			$0.16	$0.23			$0.34

Weighted average shares:
Basic	93,096			93,096	92,081			92,081
Diluted	96,480			96,480	94,231			94,231

(1)	Represents stock based compensation and payroll taxes attributed to stock option exercises.
(2)	Represents a one-time impairment charge to the carrying value of our aircraft.
(3)	Represents the tax effect of adjustments.
(4)	Represents (1) $281,000 in severance and idle facility charges incurred from closing one of our Canadian offices, which are included in sales and marketing and research and development, and (2) compensation and other costs related primarily to stock option grants with a below fair market value exercise price.
(5)	Represents gain on securities held for trading purposes.

Quest Reports Fourth Quarter and Fiscal Year 2004 Results – page 8 of 9

QUEST SOFTWARE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

ASSETS

	December 31, 2004	December 31, 2003
Current assets:
Cash and cash equivalents	$118,157	$67,470
Short-term marketable securities available for sale	15,892	26,736
Accounts receivable, net	98,800	58,535
Prepaid expenses and other current assets	12,528	6,846
Deferred income taxes	11,960	15,074

Total current assets	257,337	174,661
Property and equipment, net	52,761	31,950
Long-term marketable securities	163,527	184,160
Goodwill	323,903	239,840
Amortizing intangible assets, net	41,404	25,159
Deferred income taxes	—	10,126
Other assets	3,304	1,915

Total assets	$842,236	$667,811

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,135	$4,180
Obligation under repurchase agreement	12,632	—
Accrued compensation	27,802	17,384
Other accrued expenses	46,292	27,939
Income taxes payable	12,030	9,082
Current portion of deferred revenue	106,356	73,957

Total current liabilities	209,247	132,542

Long-term liabilities:
Long-term portion of deferred revenue	20,897	9,416
Deferred income taxes	3,411	—
Other long-term liabilities	1,769	1,677

Total long-term liabilities	26,077	11,093

Shareholders’ equity	606,912	524,176

Total liabilities and shareholders’ equity	$842,236	$667,811

Quest Reports Fourth Quarter and Fiscal Year 2004 Results – page 9 of 9

QUEST SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Cash flows from operating activities:
Net income	$13,263	$11,478	$47,220	$21,516
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,860	5,614	26,420	26,584
Compensation expense associated with stock option grants	512	94	1,778	890
Deferred income taxes	6,702	(2,780)	7,314	(3,234)
Gain on sale of Vista Plus product suite	—	—	(29,574)	—
Tax benefit related to stock option grants	1,112	3,163	3,909	8,864
Provision for bad debts	124	268	236	291
Loss on impairment of aircraft	—	3,495	—	3,495
In-process research and development	—	—	6,980	—
Litigation loss provision	11,000	—	16,000	—
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(28,220)	(18,515)	(34,290)	(14,622)
Prepaid expenses and other current assets	(1,196)	1,399	(1,472)	4,074
Other assets	4,246	2	3,870	(92)
Accounts payable	(1,531)	(1,348)	(829)	(1,329)
Accrued compensation	5,706	1,304	7,747	2,276
Other accrued expenses	2,349	4,380	(3,285)	869
Income taxes payable	(7,344)	4,925	2,619	7,841
Deferred revenue	25,617	15,364	41,371	19,557
Other liabilities	(216)	(53)	92	(329)

Net cash provided by operating activities	37,984	28,790	96,106	76,651
Cash flows from investing activities:
Purchases of property and equipment	(3,863)	(960)	(31,873)	(6,664)
Cash paid for acquisitions, net of cash acquired	(369)	(50)	(96,733)	(4,796)
Proceeds from sale of Vista Plus product suite	—	—	22,515	—
Purchases of marketable securities	(9,994)	(67,588)	(10,001)	(175,079)
Sales and maturities of marketable securities	12,948	12,888	40,446	106,348

Net cash used in investing activities	(1,278)	(55,710)	(75,646)	(80,191)
Cash flows from financing activities:
Repayment of notes payable	—	(2,914)	(769)	(4,249)
Proceeds from repurchase agreement	—	—	67,581	—
Repayment of repurchase agreement	(14,980)	—	(55,492)	—
Repayment of capital lease obligations	(125)	(96)	(400)	(315)
Proceeds from the exercise of stock options	9,676	4,113	16,704	9,499
Proceeds from employee stock purchase plan	—	—	4,797	4,631

Net cash provided by (used in) financing activities	(5,429)	1,103	32,421	9,566
Effect of exchange rate changes on cash and cash equivalents	(2,504)	(1,104)	(2,194)	(2,839)

Net increase (decrease) in cash and cash equivalents	28,773	(26,921)	50,687	3,187
Cash and cash equivalents, beginning of period	89,384	94,391	67,470	64,283

Cash and cash equivalents, end of period	$118,157	$67,470	$118,157	$67,470